Exhibit 10.13

ARTHUR J. BOURGEOIS

February 24, 1997                                         1168 Amble Drive
                                                          Arden Hills, MN 55112
                                                          Office: (612) 349-9513
                                                          Home: (612) 636-0725


Dr. Spiro G. Voglis
Image Sensing Systems, Inc.
1600 University Avenue W. Suite 500
St. Paul, Mn. 55104

Dear Spiro:

This letter sets forth my proposal to provide consulting services to Image Sensing Systems, Inc. for the period March 1, 1997 through February 28, 1998.

As a consultant I will report directly to you and be responsible for the following:

           * internal and external financial reporting
           * supervision of all accounting activities
           * preparation and filing of quarterly SEC Forms 10-QSB
           * preparation and submission of quarterly press releases announcing quarterly financial results
           * preparation of quarterly shareholder reports
           * coordination of annual audit
           * preparation of annual report to shareholders
           * preparation of annual report to SEC on Form 10-QSB
           * preparation of annual Proxy
           * preparation of annual budget

In exchange for my services, ISS agrees to the following:

1. pay me twelve (12) monthly retainers of $4,500, beginning March 1, 1997, continuing through February 1, 1998 (i.e. $54,000 for the twelve month period).

2. pay me a cash bonus equal to one month's retainer, provided I have fulfilled my obligations to ISS through at least February 28, 1998 and ISS has met its break-even objective for 1997.

3. continue to provide me with an office, phone, fax, parking and all necessary tools and support that were provided to me as the full-time CFO of ISS.

If the assigned responsibilities change due to changes in the corporate structure of ISS or you desire my services over and above the activities listed above, lSS agrees to negotiate terms of such an additional services separate from this agreement.

If you agree with the terms of my proposal, please indicate your acceptance below.


Sincerely yours,


/s/ Arthur J. Bourgeois
Arthur J. Bourgeois



                               Accepted on behalf of Image Sensing Systems, Inc.

                               /s/ S.G. Voglis
                               Dr. Spiro G. Voglis, President and CEO
                               Date: 2/24/97